Exhibit 5

Baker&Hostetler LLP

1000 Louisiana
Suite 2000
Houston, TX 77002-5009

May 16, 2007	T 713.751.1600
F 713.751.1717
www.bakerlaw.com

Swift Energy Company	Donald White Brodsky
16825 Northchase Drive	direct dial: 713.646.1335
Suite 400 Houston, Texas 77060	dbrodsky@bakerlaw.com
Ladies and Gentlemen:
     We have acted as securities counsel to Swift Energy Company, a Texas corporation (“Swift”), in connection with the registration statement on Form S-3 (the “Registration Statement”) being filed by Swift with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), which relates to an indeterminate amount of debt securities (the “Debt Securities”) being offered from time to time pursuant to Rules 415 and 462(e) under the Act and one or more related guarantees (the “Guarantees”) by Swift Energy Operating, LLC, a Texas limited liability company (the “Subsidiary Guarantor”). The Debt Securities and the Guarantees are referred to collectively herein as the “Securities.” The Debt Securities and the Guarantees are to be issued pursuant to that certain indenture (the “Indenture”), as the same may be supplemented from time to time, to be entered into by and among Swift, the Subsidiary Guarantor and Wells Fargo Bank, National Association (the “Trustee”). Except as otherwise indicated, capitalized terms used herein shall have the meanings assigned to them in the prospectus included in the Registration Statement.
     In connection with this opinion, we have examined and relied upon the accuracy of original, certified copies or photocopies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions set out below, including (i) the articles of incorporation and bylaws of Swift and the governing documents of the Subsidiary Guarantor, each as amended to the date hereof, (iii) the Indenture, (iii) the Registration Statement and the preliminary prospectus included therein, (ii) copies of resolutions of Swift’s board of directors authorizing the filing of the Registration Statement, and (iii) copies of resolutions of the Subsidiary Guarantor authorizing the Guarantees and the Registration Statement. In addition, we have examined such other documents and certificates and reviewed such questions of law as we have considered appropriate.
     In all such examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents. In addition, we have assumed, and without independent investigation have

Swift Energy Company

relied upon, the factual accuracy of the representations, warranties and other information contained in the items we examined.
     We have also assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will be automatically effective upon filing under the Act and will comply with all applicable laws, (ii) a proper prospectus supplement or supplements (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby, (iii) all Securities issued will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement, and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon Swift, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Swift, (iv) the Indenture, together with any supplemental indentures or other instruments establishing a series of Debt Securities and Guarantees to be issued under the Indenture, will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us or with changes that do not affect the opinions given hereunder; (v) any definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by Swift, the Subsidiary Guarantor and the other parties thereto, (vi) there shall be no change in law affecting the validity of any of the Securities (between the date hereof and the date of issuance and sale of such Securities), and (vii) all parties to agreements involving the issuance or sale of the Securities will perform their obligations thereunder in compliance with the terms of such documents.
     Based upon the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that when (A) the Trustee has duly executed and delivered the Indenture and any applicable supplemental indenture and has been qualified to act as the trustee under the Indenture (B) the Indenture has been validly executed and delivered to the Trustee by Swift and the Subsidiary Guarantor and has been qualified under the Trust Indenture Act of 1939, as amended (C) the Board of Directors of Swift or a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and terms of a particular series of such Debt Securities, the terms of the offering thereof and related matters, (D) the terms of the Debt Securities have been duly established in conformity with the Indenture and any supplemental indentures to be entered into in connection with the issuance of such Debt Securities so as not to violate any applicable law, Swift’s articles of incorporation or the bylaws or result in a default under or breach any agreement or instrument binding upon Swift or any or its assets or properties and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Swift or any of its assets or properties, (E) the managers of the Subsidiary Guarantor (the “Managers”) have taken all necessary limited liability company action to approve the issuance and terms of particular Guarantees, the terms of the offering thereof and related matters, (F) the terms of the Guarantees have been duly established in conformity with the Indenture and any supplemental indentures to be entered into in connection with the issuance of such Guarantees so as not to violate any applicable law, Swift’s articles of incorporation or the bylaws or result in a default under or breach any agreement or instrument binding upon Swift or any or its assets or

Swift Energy Company

properties and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Subsidiary Guarantor or any of its assets or properties, and (G) the Debt Securities have been duly authenticated, and the Securities have been duly executed, issued and delivered in accordance with provisions of the Indenture, applicable supplemental indenture and the applicable purchase, underwriting or similar agreement approved by the Board and the Managers, upon payment of the consideration therefor provided for therein:
1.	such Debt Securities will constitute binding obligations of Swift; and

2.	such Guarantees will constitute binding obligations of the Subsidiary Guarantor.
     The opinions set forth above are subject to the applicable effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) (iii) public policy considerations which may limit the rights of the parties to obtain remedies, (iv) the waivers of any usury defense contained in the Indenture or any supplement thereto which may be unenforceable, and (v) the exercise of the discretionary power of any court or other authority before which may be brought any proceeding seeking equitable or other remedies. We express no opinion as to the sufficiency of the waivers of defenses by the Subsidiary Guarantor contained in the Indenture or any supplemental indenture governing the Securities.
     The foregoing opinion is limited to the laws of the State of New York, the laws of the United States of America and laws of the State of Texas.
     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, this firm does not admit that it is within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
     The opinions expressed herein are given as of the date hereof and we undertake no obligations to supplement these opinions if any applicable law changes after such date or if we become aware of any facts that might change the opinions expressed herein after such date or for any other reason.
Sincerely,
/s/ Baker & Hostetler LLP